                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant / /

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              CRAWFORD & COMPANY
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               CRAWFORD & COMPANY
                                 P.O. BOX 5047
                             ATLANTA, GEORGIA 30302

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 25, 1995

                             ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Crawford & Company (the "Company") will be held in the Home Office Building of the Company, 5620 Glenridge Drive, N.E., Atlanta, Georgia, on Tuesday, April 25, 1995, at 2:00 p.m., local time, for the following purposes:

          1. To elect ten (10) Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified; and

          2. To transact any and all other such business as may properly come before the meeting or any adjournment thereof.

     Information relating to the above matters is set forth in the accompanying Proxy Statement dated March 30, 1995. Only shareholders of record of Class B Common Stock of the Company as of the close of business on March 15, 1995 will be entitled to vote at the meeting and any adjournment thereof.

                                           By Order of The Board of Directors

                                           JUDD F. OSTEN, Secretary

Atlanta, Georgia
March 30, 1995

     IT IS IMPORTANT THAT YOUR SHARES OF CLASS B COMMON STOCK BE REPRESENTED AT THE MEETING WHETHER OR NOT YOU ARE PERSONALLY ABLE TO BE PRESENT. ACCORDINGLY, IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE PREPAID ENVELOPE.

     PROXIES ARE NOT BEING SOLICITED WITH RESPECT TO THE SHARES OF CLASS A COMMON STOCK OF THE COMPANY.

                               CRAWFORD & COMPANY
                                 P.O. BOX 5047
                             ATLANTA, GEORGIA 30302
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 25, 1995

     This Proxy Statement and the accompanying Proxy are being mailed to shareholders of Class B Common Stock of Crawford & Company (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company from holders of Class B Common Stock for use at the Annual Meeting of Shareholders to be held in the Home Office Building of the Company, 5620 Glenridge Drive, N.E., Atlanta, Georgia, on Tuesday, April 25, 1995 at 2:00 p.m., local time, and any adjournment thereof. When the Proxy is properly executed and returned, the shares of Class B Common Stock it represents will be voted at the meeting and any adjournment thereof as directed by the shareholder executing the Proxy unless it is revoked. If no directions are given on the Proxy with respect to election of Directors, the shares represented by the Proxy will be voted for the below listed nominees. Any shareholder giving a Proxy has the power to revoke it at any time before it is voted by the execution of another Proxy bearing a later date or by written notification to the Secretary of the Company. Shareholders who are present at the Annual Meeting may revoke their Proxy and vote in person if they so desire.

     Only shareholders of record of Class B Common Stock of the Company as of the close of business on March 15, 1995 (the "Record Date") will be entitled to vote at the Annual Meeting. As of that date, the Company had outstanding 17,440,408 shares of Class B Common Stock, each share being entitled to one vote. A majority of the issued and outstanding shares of Class B Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at such meeting. The Annual Report of the Company for the fiscal year ended December 31, 1994 is enclosed herewith. This Proxy Statement and the accompanying Proxy are being first mailed to Class B Common Stock shareholders on or about March 30, 1995.

     Additionally, for information only, this Proxy Statement is being mailed to shareholders of Class A Common Stock of the Company as of the Record Date. Shares of Class A Common Stock are not entitled to vote at the Annual Meeting of Shareholders. Accordingly, no proxy is being requested and no proxy should be sent with respect to such shares.

     Representatives of Arthur Andersen LLP, which served as auditors of the Company in 1994, will be present at the meeting and will be given the opportunity to make a statement, if they desire, and to respond to questions.

                             ELECTION OF DIRECTORS

NOMINEES AND VOTING

     The By-Laws of the Company provide that the number of Directors which shall constitute the full Board of Directors shall be ten and the shareholders shall elect the Directors at each Annual Meeting. The Board of Directors has nominated the ten persons listed below as Directors, to hold office until the next Annual Meeting and until their successors are elected and qualified. Each nominee is a member of the present Board of Directors and, except for Mr. Smith, was elected by the shareholders at the last Annual Meeting on April 26, 1994. If, at the time of the Annual Meeting, any of the nominees should be unable to serve, the persons named in the Proxy will vote for substitute nominees selected by the Board of Directors. The Company has no reason to believe that any of the nominees will not be available for election as a Director.

NOMINEE INFORMATION

     The following table gives certain information as to each person nominated by the Board of Directors for election as a Director:

                                                   PRINCIPAL OCCUPATION                    DIRECTOR
        NAME               AGE                      AND DIRECTORSHIPS                       SINCE
- ---------------------      ---     ----------------------------------------------------    --------
Virginia C. Crawford       68      Chairman of the Executive Committee and a Vice            1950
                                     President of the Company.
Forrest L. Minix           67      Chairman of the Board and Chief Executive Officer of      1973
                                     the Company.
J. Hicks Lanier            54      Chairman of the Board of Oxford Industries, Inc., a       1976
                                     manufacturer of apparel products; Director of
                                     Trust Company of Georgia and Shaw Industries, Inc.
Charles Flather            61      Managing partner of Middlegreen Associates, Boston,       1978
                                     Massachusetts, an investment management company;
                                     Director of Asia Strategic Growth Fund, Inc.
Jesse S. Hall              65      Retired, former Executive Vice President,                 1979
                                     responsible for Trust and Investment Management
                                     activities of SunTrust Banks, Inc.
Linda K. Crawford          52      Private investor.                                         1980
Jesse C. Crawford          46      President of Crawford Communications, Inc., a             1986
                                     full-service provider of teleproduction services
                                     including audio/video production and post
                                     production, multimedia title design, satellite
                                     services, animation, and special effects.
Larry L. Prince            56      Chairman of the Board, Chief Executive Officer and        1987
                                     Director of Genuine Parts Company, a service
                                     organization engaged in automotive and industrial
                                     parts and office products distribution; Director
                                     of Equifax, Inc., Trust Company of Georgia, and
                                     John Harland Co.
William R. Goodell         39      Partner in the law firm of King & Spalding.               1994
Dennis A. Smith            45      President and Chief Operating Officer of the Company      1994

     Mr. Smith has held his present position since November, 1994 and for more than five years prior thereto held other executive officer positions with the Company. Mr. Hall retired on October 1, 1994 from his position with SunTrust Banks. The principal occupation or employment of each of the other nominees during the past five years has been as indicated in the above table.

     Jesse C. Crawford is the son of Virginia C. Crawford and Linda K. Crawford is the widow of Virginia C. Crawford's step-son.

SPECIAL COMMITTEES AND ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

     The Board of Directors has three standing committees. The Executive Committee consists of Virginia C. Crawford as Chairman, and Forrest L. Minix, Larry L. Prince, Jesse S. Hall, and Jesse C. Crawford as members. The Audit Committee consists of Charles Flather as Chairman, and J. Hicks Lanier, William
R. Goodell and Larry L. Prince as members. The Senior Compensation and Stock Option Committee consists of J. Hicks Lanier as Chairman, with Virginia C. Crawford, Jesse S. Hall, Linda K. Crawford and Charles Flather as members. The Board of Directors does not have a standing nominating committee.

     The Executive Committee may exercise all the authority of the Board of Directors between its meetings with respect to all matters not specifically reserved by law to the Board of Directors. The Executive Committee held two meetings during 1994.

     The Audit Committee makes recommendations concerning the engagement or discharge of the Company's independent auditors, reviews with the independent auditors the audit plan and results of the audit engagement, reviews the scope and results of the Company's internal auditing procedures and the adequacy of its accounting controls, approves professional services provided by the independent auditors, reviews the independence of the independent auditors, and considers the range of the independent auditor's audit and non-audit fees. The Audit Committee held two meetings during 1994.

     The Senior Compensation and Stock Option Committee formulates and approves salaries, grants of stock options and other compensation to the Chairman of the Board and President and, upon recommendation by the Chairman of the Board and President, salaries, grants of options and other compensation for all other Officers of the Company. The Senior Compensation and Stock Option Committee held one meeting during 1994.

     During 1994, the Board of Directors held four meetings. Each of the Company's Directors attended at least seventy-five percent (75%) of the aggregate number of meetings of the Board of Directors and committees thereof of which such Director was a member.

COMPENSATION

     Each Director of the Company received a quarterly fee of $2,000, and $250 for each Board of Directors and Committee meeting attended during 1994.

SHAREHOLDER VOTE

     Each share of Class B Common Stock is entitled to cast an affirmative vote for up to ten (10) Director nominees. Cumulative voting is not permitted. The ten nominees for Director who receive the highest number of votes cast, in person or by proxy, at the Annual Meeting will be elected Directors. Negative votes or abstentions, including broker non-votes, will not be counted.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ITS NOMINEES FOR DIRECTORS.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information for the fiscal years ending December 31, 1994, 1993, and 1992, concerning compensation paid to or accrued by the Company for those persons who were, at December 31, 1994, (i) the Chief Executive Officer, or (ii) the other four most highly compensated Executive Officers of the Company (hereinafter collectively referred to as the Named Executive Officers):

                           SUMMARY COMPENSATION TABLE

                                                            LONG TERM COMPENSATION
                                                       --------------------------------
                                                             AWARDS           PAYOUTS
                                                       ------------------   -----------
                            ANNUAL COMPENSATION            SECURITIES
 NAME AND PRINCIPAL    -----------------------------       UNDERLYING          LTIP            ALL OTHER
      POSITION         YEAR   SALARY ($)   BONUS ($)   OPTIONS/SARS(#)(1)   PAYOUTS ($)   COMPENSATION ($)(2)
- ---------------------  ----   ----------   ---------   ------------------   -----------   -------------------
F. L. Minix..........  1994    $ 495,307   $ 235,000              0         $         0         $ 3,768
  Chairman and Chief   1993      496,452     145,300              0             753,245           3,768
  Executive Officer    1992      473,668     170,000              0                   0           2,918

D. A. Smith..........  1994      254,167     100,000         30,500                   0           1,248
  President and Chief  1993      237,629      38,623          5,000             381,425           1,248
  Operating Officer    1992      308,033      60,000          4,500                   0           1,302

P. A. Bollinger......  1994      251,443      62,860          5,000                   0           2,553
  President            1993      231,443      39,706          5,000             384,054           2,532
  Risk Management      1992      222,541      77,889          5,500                   0           2,588
  Services

D. R. Chapman........  1994      225,484      55,919          5,000                   0           2,190
  Executive Vice       1993      225,629      38,121          5,000             366,537           1,848
  President            1992      215,194      63,908          6,000                   0           1,902
  Finance

R.P. Albright........  1994      191,750      41,418          4,000                   0           1,848
  President            1993      191,750      27,036          3,000             219,475           1,848
  HealthCare           1992      184,375      36,875          3,000                   0           1,848
  Management

- ---------------

(1) Represents shares of the Company's Class A Common Stock.
(2) "All Other Compensation" for 1994 consists of contributions for the account of each of the Named Executive Officers to the Company's Savings and Investment Plan of $750, and the balance for each of the Named Executive Officers represents premium payments made by the Company on term life insurance policies for such individual's benefit.

STOCK OPTION EXERCISES AND YEAR-END VALUES

     The following table provides information concerning the exercise of stock options during the last fiscal year and unexercised options held as of the end of the fiscal year with respect to the Named Executive Officers:

    AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                      NUMBER OF
                                                                SECURITIES UNDERLYING
                                                                     UNEXERCISED        VALUE OF UNEXERCISED
                                                                   OPTIONS/SARS AT      IN-THE-MONEY OPTIONS/
                                                                     FY-END (#)          SARS AT FY-END ($)
                            SHARES ACQUIRED        VALUE        ---------------------   ---------------------
                              ON EXERCISE        REALIZED           EXERCISABLE/            EXERCISABLE/
             NAME               (#)(1)           ($)(1)(2)        UNEXERCISABLE(3)        UNEXERCISABLE(3)
    ----------------------  ---------------   ---------------   ---------------------   ---------------------
    F. L. Minix...........            0          $       0             150,000/               $  93,750/
                                      0                                      0                        0
    D. A. Smith...........         3000A            64,626              23,700/                  63,813/
                                   3000B                                42,100                    6,875
    P. A. Bollinger.......         1200A            18,300              12,600/                   4,000/
                                   1200B                                14,008                    1,000
    D. R. Chapman.........            0                  0              18,800/                  39,500/
                                      0                                 17,400                    1,000
    R. P. Albright........            0                  0              20,100/                 102,551/
                                      0                                 10,200                      625

- ---------------

(1) Represents the number of shares of the Company's Class A Common Stock and Class B Common Stock, respectively, issued upon exercise of outstanding options during the fiscal year and the aggregate "Value Realized."
(2) "Value Realized" is a hypothetical calculation required by rules of the Securities and Exchange Commission, representing (A) the difference between
     (i) the closing price of the Stock on the New York Stock Exchange on the date of exercise, and (ii) the per-share exercise price of the option, multiplied by (B) the number of shares acquired. None of the shares acquired on exercise were sold by the Named Executive Officer and the profit or loss ultimately realized by the Named Executive Officer will be the difference, if any, between (i) the sale price of the shares when sold and (ii) the exercise price.
(3) Represents the aggregate number of shares of Class A Common Stock and Class B Common Stock covered by unexercised options at fiscal year end, and the aggregate difference between the exercise price and market value thereof at December 31, 1994 based on the closing price for the Class A and Class B shares on the New York Stock Exchange on that date. The upper number relates to options exercisable at fiscal year end and the lower number relates to options which were not exercisable on that date.

STOCK OPTION GRANTS

     The following table provides information concerning the grant of stock options under the Company's 1990 Stock Option Plan during the fiscal year ended December 31, 1994:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            POTENTIAL REALIZABLE VALUE AT
                              INDIVIDUAL GRANTS                                                ASSUMED ANNUAL RATES OF
          ----------------------------------------------------------                        STOCK PRICE APPRECIATION FOR
          NUMBER OF SECURITIES                                                                     OPTION TERM(2)
               UNDERLYING         % OF TOTAL OPTIONS                                ---------------------------------------------
                OPTIONS          GRANTED TO EMPLOYEES     EXERCISE     EXPIRATION    0%
  NAME       GRANTED(#)(1)          IN FISCAL YEAR      PRICE ($/SH)      DATE       ($)         5% ($)              10% ($)
- --------  --------------------   --------------------   ------------   ----------   -----   -----------------   -----------------
D. A.
Smith...          5,000                   2.05%            $16.88       1/25/2004    $ 0        $ 53,063            $134,472
                 25,500                  10.45%            $15.50      11/01/2004      0         248,571             629,927
P. A.
Bollinger..         5,000                 2.05%            $16.88       1/25/2004      0         53,079              134,512
D. R.
Chapman..         5,000                   2.05%            $16.88       1/25/2004      0         53,079              134,512
R. P.
Albright...         4,000                 1.64%            $16.88       1/25/2004      0         42,463              107,609
All
Shareholders..                                                                              $349.7 million(3)   $886.3 million(3)

- ---------------

(1) Options granted are with respect to the Company's Class A Common Stock and become exercisable twenty percent (20%) each year commencing on the first anniversary of the option grant date.
(2) The "Annual Rates of Stock Price Appreciation" set forth in the table are mandated by the rules of the Securities and Exchange Commission. The Company gives no assurance that these or any other rates of appreciation can or will be achieved over the ten year option term. However, any rates of appreciation that are achieved will benefit all holders of the Company's Common Stock.
(3) Represents the increase in the aggregate market value of the Company's outstanding Class A and Class B Common Stock at December 31, 1994, assuming a 5% and 10% annual rate of appreciation in the respective stock prices over the ensuing ten (10) years.

                        LONG-TERM INCENTIVE PLAN AWARDS

     The following table provides information concerning the participation of the Named Executive Officers in the Company's Long-Term Executive Bonus Plan for Plan Years 1994-1996:

                                                                               ESTIMATED FUTURE PAYOUTS
                                                                           UNDER NON-STOCK PRICE-BASED PLANS
                                NUMBER OF                             -------------------------------------------
                                 SHARES,       PERFORMANCE OR OTHER   THRESHOLD
                             UNITS OR OTHER        PERIOD UNTIL         ($ OR         TARGET          MAXIMUM
           NAME               RIGHTS (#)(1)    MATURATION OR PAYOUT     #)(2)     ($ OR #)(3)(5)   ($ OR #)(4)(5)
- ---------------------------  ---------------   --------------------   ---------   --------------   --------------
F. L. Minix................         1             1/1/94-12/31/96        $ 0         $165,937        $2,415,159
D. A. Smith................         1             1/1/94-12/31/96          0           84,027           603,788
P. A. Bollinger............         1             1/1/94-12/31/96          0           84,606           603,788
D. R. Chapman..............         1             1/1/94-12/31/96          0           80,747           603,788
R. P. Albright.............         1             1/1/94-12/31/96          0           48,350           603,788

- ---------------

(1) Each of the Named Executive Officers is a participant in the Company's Long-Term Executive Bonus Plan for Plan Years 1994-1996. For a description of the Plan see "Report of the Senior Compensation and Stock Option Committee of the Board of Directors on Executive Compensation", below.
(2) Assumes no aggregate increase in adjusted pre-tax earnings of the Company over the performance period, which would result in no bonuses under the Plan.
(3) Assumes an average five percent (5%) increase in adjusted pre-tax earnings over the performance period and assumes that each Named Executive Officer receives the same percentage of the total amount available for distribution under the Plan as that individual received with respect to the 1991-1993 fiscal years, without adjustment for any changes in duties or responsibilities since that period ended.
(4) Assumes an average ten percent (10%) increase in adjusted pre-tax earnings over the performance period and that the Chief Executive Officer receives the maximum amount which may be allocated him under the Plan and the balance is equally divided between the other Named Executive Officers.
(5) These are purely hypothetical situations, as the Plan has no "Target" or "Maximum", and the amount, if any, distributed to each participant, including the Named Executive Officers, will be determined by the actual increase in adjusted pre-tax earnings over the performance period and, subject to the limitations set forth in the Plan, the establishment of individual awards by the Senior Compensation and Stock Option Committee in the case of the Chief Executive Officer's award, and for all other participants, including the other Named Executive Officers, the setting of individual awards by the Chief Executive Officer.

PENSION PLANS

     The following table indicates estimated annual retirement benefits on a straight line annuity basis payable following retirement at age 65 to participants at the specified compensation and period of service classifications under the Company's defined benefit pension plans:

                               PENSION PLAN TABLE

                                                                  YEARS OF SERVICE
                                     --------------------------------------------------------------------------
           REMUNERATION                 15         20         25         30         35         40         45
- -----------------------------------  --------   --------   --------   --------   --------   --------   --------
$125,000...........................  $ 37,500   $ 50,000   $ 62,500   $ 75,000   $ 87,500   $100,000   $112,500
 150,000...........................    45,000     60,000     75,000     90,000    105,000    120,000    135,000
 175,000...........................    52,500     70,000     87,500     105,00    122,500    140,000    157,500
 200,000...........................    60,000     80,000    100,000    120,000    140,000    160,000    180,000
 225,000...........................    67,500     90,000    112,500    135,000    157,500    180,000    202,500
 250,000...........................    75,000    100,000    125,000    150,000    175,000    200,000    225,000
 300,000...........................    90,000    120,000    150,000    180,000    210,000    240,000    270,000
 400,000...........................   120,000    160,000    200,000    240,000    280,000    320,000    360,000
 500,000...........................   150,000    200,000    250,000    300,000    350,000    400,000    450,000
 600,000...........................   180,000    240,000    300,000    360,000    420,000    480,000    540,000
 700,000...........................   210,000    280,000    350,000    420,000    490,000    560,000    630,000
 800,000...........................   240,000    320,000    400,000    480,000    560,000    640,000    720,000

     The Company maintains a non-contributory Retirement Plan for the benefit of substantially all of the employees of the Company. The Retirement Plan provides for annual retirement benefits at Normal

Retirement Age (65) equal to 2% of the participant's total compensation (as defined in the Retirement Plan) for all credited years of service under the Plan. The benefits are not affected by Social Security benefits payable to the participant; however, they are actuarially reduced for retirements before the Normal Retirement Age or if the retiree selects benefits other than an individual life-time annuity. Additionally, the Company maintains an unfunded Supplemental Executive Retirement Plan for certain Executive Officers, including all of the Named Executive Officers, to provide benefits that would otherwise be payable under the Retirement Plan but for limitations placed on covered compensation and benefits under the Internal Revenue Code. Credited years of service under the Retirement Plan for Messrs. Minix, Smith, Bollinger, Chapman and Albright are 43, 22, 34, 14, and 27, respectively.

               REPORT OF THE SENIOR COMPENSATION AND STOCK OPTION
                      COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Senior Compensation and Stock Option Committee (the "Committee") of the Board of Directors, composed of the Directors whose names are listed below this report. The fundamental philosophy of the Committee is to insure that the compensation programs of the Company will attract and retain key executives critical to its long-term success through the establishment of a performance-oriented environment that rewards the achievement of strategic management goals, with the attendant enhancement of shareholder value.

     The Revenue Reconciliation Act of 1993 added a new Section 162(m) to the Internal Revenue Code which disallows a tax deduction for any publicly held corporation for remuneration exceeding $1,000,000 in any taxable year paid to that corporation's chief executive officer or any of the named executive officers. Excluded from this non-deductibility rule is "performance based compensation", if performance goals are set by an independent compensation committee and the terms of the plan are approved by the shareholders before payment of the remuneration. The Committee strongly supports the concept of performance based compensation, with increases in either the Company's pre-tax earnings or stock price being the key elements in both the annual and long-term incentive programs adopted by the Committee for the Company's key employees. The Internal Revenue Service issued proposed regulations with respect to Section 162(m) on December 20, 1993 and on December 2, 1994 issued amendments to those proposed regulations. Pending the adoption of final regulations by the Internal Revenue Service, neither the Board of Directors nor the Committee has taken any action with respect to Section 162(m), except that under the Long-Term Executive Bonus Plan adopted by the Committee in January, 1994, payment of the portion of any bonus thereunder which would not be deductible by the Company by virtue of
Section 162(m) will be deferred to the next year in which such payment is deductible by the Company. Historically, the Company has never paid an Executive Officer aggregate compensation in any one year in excess of $1,000,000, except in those years when a long-term bonus has been paid to the Chief Executive Officer.

     There are three elements in the Company's executive compensation program, all related to individual and Company performance.

        - Base Salary Compensation

        - Annual Incentive Compensation

        - Long-term Incentive Compensation

BASE SALARY COMPENSATION

     The Company has established a comprehensive Wage and Salary Administration Policy. This Policy includes a program for grading each position, including those of the Executive Officers of the Company, to insure internal equity. Additionally, the Policy sets forth grade levels and salary ranges for those grade levels, and provides for annual merit increases tied to individual job performance as measured through annual performance reviews. Based on published national surveys, the Company annually establishes merit increase budgets as a percent of current salaries and any increases in salary ranges for the next fiscal year. Generally, the Company is at the midpoint of projected merit salary increases and salary range adjustments as reflected in the national surveys, with some adjustment up or down depending on prior year pre-tax earnings and revenues of the Company. Consistent with the overall merit increase percentage, the Company establishes guidelines for individual salary adjustments based on the individual's performance rating. The Committee reevaluates and sets the salary of the Chief Executive Officer and President on an annual basis. In establishing the base salary for the Chief Executive Officer and President, the Committee looks primarily at the pre-tax earnings and gross revenues of the Company in the proceeding fiscal year as compared to the prior fiscal year. It also takes into account unusual circumstances which may have impacted that performance which were not within the control of the Company or its Executive Officers, the increases in the base salaries of other employees of the Company, and the Committees's assessment of the personal performance of the Chief Executive Officer and President during the preceding year. As part of a cost-control program for 1994, Mr. Minix, who at the time was Chief Executive Officer and President, froze salaries of all senior management of the Company and the normal annual merit increases were not granted in 1994 to those individuals. At his request, the Committee did not review Mr. Minix's base salary for 1994 and it remained at its 1993 level. At the time of Mr. Smith's promotion to President in November of 1994, his base salary was increased to $300,000 per annum to reflect his increased responsibilities.

ANNUAL INCENTIVE COMPENSATION

     Under the Company's Annual Incentive Compensation Plan, which covers all key employees of the Company (including all Executive Officers), at the beginning of each fiscal year the Committee establishes a pre-tax earnings threshold below which no amounts will be set aside for annual bonuses in that year, as well as targeted pre-tax earnings, the achievement of which would generate a bonus pool equivalent to forty percent (40%) of the aggregate annual base salaries of all participants. For participants other than the Chief Executive Officer and President, individual bonuses are allocated from the bonus pool based primarily on the participant's base salary, adjusted for the performance of the business unit of which he or she is a part in the case of operational participants, and his or her personal performance. The Committee sets the bonus allocation for the Chief Executive Officer and President, based primarily on pre-tax earnings and revenues. With the Company achieving an approximate 5% increase in pre-tax earnings on a 2% increase in gross revenues for 1994, the Committee awarded bonuses of $235,000 to Mr. Minix and $100,000 to Mr. Smith.

LONG-TERM INCENTIVE COMPENSATION

     The Company's long-term incentive compensation consists of two programs. The first of these is the Company's 1990 Stock Option Plan under which Officers and key employees of the Company are granted options by the Committee to purchase shares of the Company's Class A Common Stock. The exercise price for all options granted is set at the market price of the Company's Class A Common Stock on the date of the option grant and, to the extent permissible under the relevant provisions of the Internal Revenue Code, the options granted under the Plan are statutory "Incentive Stock Options". The Committee has authorized the grant of options under the Plan covering a specified number of shares of the Company's Class A Common Stock to participants on the occasion of their election or appointment to that position or subsequent promotion. Additionally, the Committee typically reviews and acts upon the recommendations of the Chief Executive Officer for the grant of options, on a discretionary basis, annually to the Company's other Officers and key employees. The number of shares of the Company's Class A Common Stock covered by such options is generally based upon the grade level of the Officer or key employee's position, with some adjustment for extraordinary performance, but without regard to the individual's stock ownership or the number of options previously granted. The Committee believes that unexercised options previously granted to Mr. Minix provided sufficient performance incentive for him to enhance shareholder value and has not granted additional options to Mr. Minix since January of 1990. However, during 1994, the Committee extended the term of a previously granted option that was to expire in 1995 to 1998. Additionally, the Committee awarded Mr. Smith an option covering 25,000 shares of the Company's Class A Common Stock in November of 1994 on the occasion of his promotion to President of the Company as an additional performance incentive.

     The second element of the Company's long-term incentive compensation is the Long-Term Executive Bonus Plan for Plan Years 1994-1996 (the "Long-Term Bonus Plan"). Participants in the Long-Term Bonus Plan are the Chief Executive Officer and other senior executive officers of the Company designated by the Chief Executive Officer. The total amount available for distribution to all participants in 1997 under the Long-Term Bonus Plan will be based on the aggregate dollar increase in the Company's audited pre-tax earnings during the three year period ending December 31, 1996 over the audited pre-tax earnings for the year ended December 31, 1993. The amount of the award to the Chief Executive Officer will be at the discretion of the Committee; however, it may not exceed fifty percent (50%) of the total amount available for distribution. Individual awards for all other participants will be at the discretion of the Chief Executive Officer, but no other single participant may receive an award in excess of twenty percent (20%) of the total amount available for distribution. There is no requirement that all available funds be distributed. The Long-Term Bonus Plan further provides, however, that distributions will be deferred to subsequent years to the extent that any such distribution would not be deductible by the Company by virtue of the limitations on deductibility set forth under Section 162(m) of the Internal Revenue Code.

     J. HICKS LANIER         VIRGINIA C. CRAWFORD         LINDA K. CRAWFORD

                    JESSE S. HALL            CHARLES FLATHER

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Virginia C. Crawford and Bradley Hale, a former Director, served as members of the Senior Compensation and Stock Option Committee of the Board of Directors during the past fiscal year. Mrs. Crawford is a Vice President of the Company. Mr. Hale is an attorney and a retired partner in the law firm of King & Spalding. During the past fiscal year the Company retained King & Spalding to provide certain legal services to it, but believes that the terms and conditions of its relationship with King & Spalding are as favorable as those that could have been obtained from other similar law firms.

                          STOCK OWNERSHIP INFORMATION

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information, as of March 1, 1995, as to shares of Class A and Class B Common Stock beneficially owned by each nominee for election as a Director, each of the Named Executive Officers, and all Directors and Executive Officers as a group. As of March 1, 1995, 17,369,925 shares of Class A Common Stock and 17,436,233 shares of Class B Common Stock were outstanding.

                                                                                     PERCENT OF
                                                      AMOUNT AND NATURE OF          TOTAL SHARES
                                                    BENEFICIAL OWNERSHIP(1)        OUTSTANDING(2)
                                                   --------------------------    -------------------
                      NAME                           CLASS A        CLASS B      CLASS A     CLASS B
- -------------------------------------------------  -----------    -----------    -------     -------
Virginia C. Crawford(3)..........................    5,574,805      5,624,805      32.1%       32.3%
Forrest L. Minix(4)..............................      138,011        138,011        --          --
Jesse S. Hall(5).................................        2,800          4,800        --          --
Linda K. Crawford(6).............................    1,913,844      2,604,492      11.0%       14.9%
J. Hicks Lanier(5)...............................        2,025          2,025        --          --
Charles Flather..................................        3,375          3,375        --          --
Jesse C. Crawford(7).............................    2,343,469      2,343,469      13.5%       13.4%
Larry L. Prince(5)...............................          750            750        --          --
William R. Goodell...............................           --          1,000        --          --
Dennis A. Smith(8)...............................       27,575         18,775        --          --
P. A. Bollinger(9)...............................       26,337         22,385        --          --
Donald R. Chapman(10)............................       34,968         21,968        --          --
Robert P. Albright(11)...........................       21,137         15,333        --          --
All Directors and Executive Officers as a Group
  (19 persons)(12)...............................   10,178,443     10,861,380      58.6%       62.3%

                                                          (Footnotes on page 11)

- ---------------

 (1) Except as otherwise indicated in the following footnotes, the persons possessed sole voting and investment power with respect to all shares set forth opposite their names.

 (2) Except where a percentage is specified, the person's ownership represents less than 1% of the outstanding shares.

 (3) See Note (2) to table set forth under "Security Ownership of Certain Beneficial Owners" below with respect to Class B Common Stock. The shares of Class A Common Stock shown as beneficially owned by Virginia C. Crawford include 5,568,304 shares which are held in a trust for Mrs. Crawford under the will of James H. Crawford by Trust Company Bank, a banking subsidiary of SunTrust Banks, Inc. Trust Company Bank has sole voting power with respect to these shares, but they may not be transferred without the consent of Mrs. Crawford, and thus Mrs. Crawford may be deemed to share investment power with respect to such shares and be a "beneficial owner" thereof. Mrs. Crawford has sole voting and investment power with respect to the remaining 6,501 shares of Class A Common Stock owned by her.

 (4) Includes 75,000 shares of Class A Common Stock and 75,000 shares of Class B Common Stock subject to options exercisable within sixty (60) days of March 1, 1995.

 (5) Mr. Hall is a former Executive Vice President, responsible for Trust and Investment Management activities, of SunTrust Banks, Inc. Mr. Lanier and Mr. Prince are directors of Trust Company of Georgia, a subsidiary of SunTrust Banks, Inc. Messrs. Hall, Lanier and Prince disclaim any beneficial ownership in shares held by SunTrust Banks, Inc. or any of its banking subsidiaries, which shares are not reflected in the table. See "Information With Respect to Certain Business Relationships" and "Security Ownership of Certain Beneficial Owners."

 (6) See Notes (5), (6), and (7) to table set forth under "Security Ownership of Certain Beneficial Owners" below with respect to Class B Common Stock. The shares of Class A Common Stock shown as beneficially owned by Linda K. Crawford include 1,161,762 shares which are held in four trusts for the benefit of two daughters of Linda K. Crawford. Under the terms of two of these trusts, holding an aggregate of 258,140 shares of Class A Common Stock, Linda K. Crawford and another individual share investment power. Under one of these trusts, holding 537,161 shares of Class A Common Stock, Linda Crawford has sole voting authority but has no investment authority. Under the remaining trust, holding 366,461 shares of Class A Common Stock, Linda K. Crawford has sole voting authority and shares investment power with Wachovia Bank and another individual. Linda K. Crawford disclaims any beneficial interest in any of the shares of Class A Common Stock held in these trusts. Included in the shares shown as beneficially owned by Linda
     K. Crawford are 700,614 shares of Class A Common Stock held in trust for her benefit. Under the terms of this trust, Linda K. Crawford has sole voting and investment power with respect to the shares held in the trust. In addition to the above, Linda K. Crawford has sole voting and investment power with respect to 51,468 shares of Class A Common Stock shown as beneficially owned by her.

 (7) See Note (3) to the table set forth under "Security Ownership of Certain Beneficial Owners" below with respect to Class B Common Stock. The shares of Class A Common Stock shown as beneficially owned by Jesse C. Crawford include 62,499 shares held by SunTrust Banks, Inc. under a trust established with Trust Company Bank for the benefit of Mr. Crawford's minor son. Mr. Crawford has sole voting power and shares investment power with respect to these shares. Mr. Crawford disclaims any beneficial interest in any of these shares.

 (8) Includes 17,700 shares of Class A Common Stock and 8,900 shares of Class B Common Stock subject to options exercisable within sixty (60) days of March 1, 1995.

 (9) Includes 14,300 shares of Class A Common Stock and 4,000 shares of Class B Common Stock subject to options exercisable within sixty (60) days of March 1, 1995.

(10) Includes 19,100 shares of Class A Common Stock and 6,100 shares of Class B Common Stock subject to options exercisable within sixty (60) days of March 1, 1995.

(11) Includes 14,700 shares of Class A Common Stock and 8,900 shares of Class B Common Stock subject to options exercisable within sixty (60) days of March 1, 1995.

(12) Includes 7,135,404 shares of Class A Common Stock and 8,213,827 shares of Class B Common Stock as to which voting or investment power is shared and 184,875 shares of Class A Common Stock and 118,125 shares of Class B Common Stock subject to options exercisable within sixty (60) days of March 1, 1995.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information concerning each person known to the Company to be the "beneficial owner", as such term is defined by the rules of the Securities and Exchange Commission ("SEC"), of more than 5% of the outstanding shares of Class B Common Stock of the Company as of March 1, 1995.

                                                                                     PERCENT OF
                                                       AMOUNT AND NATURE OF         TOTAL SHARES
                    NAME AND ADDRESS                   BENEFICIAL OWNERSHIP         OUTSTANDING
    -------------------------------------------------  --------------------         ------------
    SunTrust Banks, Inc..............................      7,639,235(1)(2)(3)           43.8%
      One Park Place, N.E.
      Atlanta, Georgia 30303
    Virginia C. Crawford.............................      5,624,805(2)                 32.3%
      1865 River Forest Road, N.W.
      Atlanta, Georgia 30327
    Wachovia Corporation.............................      2,606,524(4)(5)(6)(7)        14.9%
      191 Peachtree St., N.E.
      Atlanta, Georgia 30303
    Linda K. Crawford................................      2,604,492(5)(6)(7)           14.9%
      1198 Longcourte Dr., N.W.
      Atlanta, Georgia 30327
    Jesse C. Crawford................................      2,343,469(3)                 13.4%
      Crawford Communications, Inc.
      532 Armour Circle, N.E.
      Atlanta, Georgia 30324
    Frank L. Wilson, III.............................      2,316,469(8)                 13.3%
      230 Peachtree St., N.W.
      Atlanta, Georgia 30303

- ---------------

(1) The shares are held by one or more bank subsidiaries of Trust Company of Georgia, Sun Banks, Inc., and/or Third National Corporation, subsidiaries of SunTrust Banks, Inc. in various fiduciary and agency capacities. Trust Company Bank has sole voting power with respect to 7,565,876 of such shares. Trust Company Bank has sole investment power with respect to 1,996,560 of such shares and shares investment power with respect to 5,631,815 of such shares. Third National Bank of Nashville has sole voting power with respect to 10,860 of such shares, and sole investment power with respect to 2,250 of such shares. As the corporate parents of Trust Company Bank and Third National Bank of Nashville, Trust Company of Georgia, Third National Corporation, and SunTrust Banks, Inc. may also be deemed to be beneficial owners of shares held by Trust Company Bank and Third National Bank of Nashville. Trust Company of Georgia, Trust Company Bank, Third National Bank of Nashville, Third National Corporation, and SunTrust Banks, Inc. disclaim any beneficial interest in any such shares.

                                                (Footnotes continued on page 13)

(2) The shares shown as beneficially owned by SunTrust Banks, Inc. and Virginia
     C. Crawford include 5,568,304 shares which are held in a trust for Mrs. Crawford under the will of James H. Crawford by Trust Company Bank, a banking subsidiary of SunTrust Banks, Inc. Trust Company Bank has sole voting power with respect to these shares, but the shares may not be transferred without the consent of Mrs. Crawford, and thus Mrs. Crawford may be deemed to share investment power with respect to such shares and be a "beneficial owner" thereof. Mrs. Crawford has sole voting and investment power with respect to the remaining 56,501 shares shown as beneficially owned by her.

(3) The shares shown as beneficially owned by Jesse C. Crawford and SunTrust Banks, Inc. include 62,499 held by SunTrust Banks, Inc. under a trust established with Trust Company Bank for the benefit of Mr. Crawford's minor son. Mr. Crawford shares investment power and has sole voting power over such 62,499 shares and Mr. Crawford, SunTrust Banks, Inc. and Trust Company Bank disclaim any beneficial interest in any of these shares.

(4) All of the shares are held for the benefit of various clients, including shares held in trusts for the benefit of Linda K. Crawford and her daughters. Wachovia Bank of Georgia, a banking subsidiary of Wachovia Corporation, has sole voting power with respect to 4,650 and shared voting power with respect to 266,555 of such shares. Wachovia Corporation and Wachovia Bank of Georgia disclaim any beneficial interest in any of these shares.

(5) The shares shown as beneficially owned by Linda K. Crawford and Wachovia Corporation include 266,555 shares which are held in two trusts established for the benefit of two children of Robert C. Crawford. Under the terms of these trusts, Wachovia Bank of Georgia and another individual share voting power with respect to the shares held by such trusts, and Linda K. Crawford and another individual share investment power with respect thereto. Wachovia Corporation, Wachovia Bank of Georgia, and Linda K. Crawford disclaim any beneficial interest in any of these shares held in trust.

(6) Included in the shares shown as beneficially owned by Linda K. Crawford and Wachovia Corporation are 921,850 shares which are held in trust for the benefit of Linda K. Crawford. Under the terms of this trust, Linda K. Crawford has sole voting and investment power with respect to the shares held in the trust. Wachovia Corporation and Wachovia Bank of Georgia disclaim any beneficial interest in any of these shares. Linda K. Crawford has sole voting and investment power with respect to 51,468 shares shown as beneficially owned by her.

(7) The shares shown as beneficially owned by Linda K. Crawford and Wachovia Corporation include 1,364,619 shares which are held in three trusts for the benefit of two children of Linda K. Crawford. Wachovia Bank of Georgia, Linda K. Crawford and Frank L. Wilson, III are co-trustees for two of these trusts holding an aggregate of 763,452 shares and under which Linda K. Crawford has sole voting power and shares investment power with Wachovia Bank of Georgia and Frank L. Wilson, III. The remaining 601,167 shares are held in a trust under which Wachovia Bank of Georgia and Frank L. Wilson, III are co-trustees under the terms of which trust Linda K. Crawford has sole voting power and Wachovia Bank of Georgia and Frank L. Wilson, III share investment power.

(8) The shares shown as beneficially owned by Frank L. Wilson, III are all shares held in trusts for the benefit of Linda K. Crawford or the daughters of Linda K. Crawford, with respect to which Frank L. Wilson, III is a trustee. Frank L. Wilson, III disclaims any beneficial interest in any of the shares of Class B Common Stock held in these trusts.

           INFORMATION WITH RESPECT TO CERTAIN BUSINESS RELATIONSHIPS

     SunTrust Banks, Inc., through Trust Company Bank and other of its indirect banking subsidiaries (collectively, the "Banks"), hold 7,639,235 shares of Class B Common Stock of the Company. See "Stock Ownership Information -- Security Ownership of Certain Beneficial Owners." The Banks exercise voting authority with respect to shares of Class B Common Stock held in fiduciary capacities. The Company also maintains a normal commercial banking relationship with the Banks. Trust Company Bank serves as trustee for the Crawford & Company Retirement Plan, the Crawford & Company Employee Disability Income Plan, the Crawford & Company Employee Medical Benefit Plan, and the Crawford & Company Stock Purchase Plan.

                 FIVE YEAR COMPARATIVE STOCK PERFORMANCE GRAPH

     The following line graph compares the cumulative return on the Company's Class B Common Stock against the cumulative total return on (i) the Standard & Poors Composite 500 Stock Index and (ii) the Standard & Poors
Insurance -- Property and Casualty Index for the five year period commencing December 31, 1989 and ended December 31, 1994:


                                   [GRAPH]


                                  Crawford &                      Standard &
      Measurement Period            Company       Standard &         Poors
    (Fiscal Year Covered)          (Class B)       Poors 500       Insurance
1989                                    100.00          100.00          100.00
1990                                    104.39           96.89           97.71
1991                                    175.99          126.42          122.33
1992                                    157.45          136.05          143.26
1993                                    107.84          149.76          140.73
1994                                    112.15          151.74          147.62

                                   FORM 10-K

     The Crawford & Company Annual Report on Form 10-K for 1994, filed with the Securities and Exchange Commission, is available free of charge upon written request to the Secretary, Crawford & Company, P.O. Box 5047, Atlanta, Georgia 30302.

                             SHAREHOLDER PROPOSALS

     Any shareholder proposal to be presented at the 1996 Annual Meeting of the Shareholders must be received by the Company no later than November 30, 1995 in accordance with Rule 14a-8 under the Securities Exchange Act of 1934.

                                 OTHER MATTERS

     The minutes of the Annual Meeting of Shareholders held on April 26, 1994 will be presented to the meeting, but it is not intended that action taken under the Proxy will constitute approval of the matters referred to in such minutes. The Board of Directors knows of no other matters to be brought before the meeting. If any other matters come before this meeting, however, the persons named in the Proxy will vote such Proxy in accordance with their judgment on such matters.

                            EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the Annual Meeting as possible, special solicitation of proxies may, in certain instances, be made personally, or by telephone, telegraph or by mail by one or more employees of the Company. The Company may also reimburse brokers, banks, nominees or other fiduciaries for the reasonable clerical expenses of forwarding the proxy material to their principals, the beneficial owners of the Company's Class A or Class B Common Stock.

March 30, 1995

                                                                     APPENDIX A
                               CRAWFORD & COMPANY
                                     PROXY
    ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 25, 1995. THIS PROXY IS
                      SOLICITED BY THE BOARD OF DIRECTORS.

   The undersigned hereby appoints F. L. Minix, D. R. Chapman and J. F. Osten, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Class B Common Stock of Crawford & Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Crawford & Company to be held in the Home Office Building of Crawford & Company, 5620 Glenridge Drive, N.E., Atlanta, Georgia on April 25, 1995 at 2:00 P.M., and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting and Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting. Said proxies are directed to vote on the matter described in the accompanying Proxy Statement as follows, and otherwise in their discretion:

1. Proposal to elect the ten (10) nominees listed below as Directors (except as indicated to the contrary below).

  / / FOR all nominees listed below                  / / WITHHOLD AUTHORITY to
      vote for all nominees listed below
      (except as indicated to the contrary)

  NOMINEES: V. C. Crawford, Minix, Lanier, Flather, Hall, L. K. Crawford, J. C. Crawford, Prince, Goodell, Smith.
  (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the name of nominee in the space provided below)

- --------------------------------------------------------------------------------

  THIS PROXY WILL BE VOTED AS DIRECTED ABOVE, OR IF NO DIRECTION IS INDICATED,
                    WILL BE VOTED "FOR" THE ABOVE PROPOSAL.

                          (Continued on Reverse Side)

The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting of Shareholders and the Proxy Statement dated March 30, 1995.

                                                Dated:                    , 1995
                                                      --------------------

                                                --------------------------------

                                                --------------------------------
                                                    Signature of Shareholder

                                                IMPORTANT: Please date this
                                                Proxy and sign exactly as your
                                                name or names appear hereon. If
                                                shares are held jointly,
                                                signatures should include both
                                                names. Executors,
                                                administrators, trustees,
                                                guardians and others signing in
                                                a representative capacity,
                                                please give your full title. If
                                                a corporation, please sign in
                                                full corporate name by President
                                                or other authorized officer. If
                                                a partnership, please sign in
                                                partnership name by authorized
                                                person.